Exhibit 99.1

MDI ASSUMES ASSETS OF MONITOR DYNAMICS, LEARNSAFE AND SETTLES LAWSUITS

SAN ANTONIO, Dec. 23, 2009 (GLOBE NEWSWIRE) -- MDI, Inc. (Pink Sheets:MDIZ), announced today that it has settled its lawsuits with 214 Investments, Inc., Monitor Dynamics, Inc., Collier Sparks & Richard Larsen. In exchange for a mutual release of the parties, MDI acquired all of the assets of 214 Investments, Inc., including those related to Monitor Dynamics, Inc. and LearnSafe, excluding those assets related to specific sensitive U.S. government contracts for which MDI has been issued an option to purchase in exchange for cancellation of the existing note if, and when, MDI complies with applicable government regulations pertaining to foreign controlled entities accessing sensitive U.S. government data.

Pursuant to the agreements dated December 18, 2009, MDI has executed a mutual release with 214 Investments, Inc., Monitor Dynamics, Inc., Collier Sparks, and Richard Larsen, and dismissed pending lawsuits which MDI filed in November. As consideration for the release of its claims, MDI acquired a majority of the assets of 214 Investments, Inc. and Monitor Dynamics, Inc. including, but not limited to customer contracts, fixed assets, accounts receivable and LearnSafe(R) excluding those assets which are directly related to sensitive U.S. government contracts which will remain in 214 Investments, Inc. as a U.S. owned company. Additionally, MDI and 214 have entered into several ancillary agreements including (i) an Amended and Restate Note Agreement that converts the prior unsecured note to a senior secured note; (2) an Option Agreement, which provides MDI the option to acquire 214's government business in return for the cancellation of the note upon MDI's compliance with certain government requirements pursuant to foreign-owned or controlled entities; and, (3) a Services and Non-Competition Agreement, which limits 214 Investments to service only those aforementioned sensitive U.S. government contracts and which requires 214 Investments to purchase all services and products from MDI, provided that such purchases do not adversely affect said sensitive U.S. government contracts. Sparks and Larsen have no further involvement with 214 Investments, Monitor Dynamics or MDI.

About MDI

MDI, Inc. companies deliver security technology products, services and training for high-security government, commercial and educational markets on an international scale. MDI's security division currently protects over 10 million alarm points across the globe for many of the world's most recognized organizations including Microsoft, Bank of America, John Deere, Pepsi, Fidelity Investment, American Express, Department of Defense, IRS, Disney, Smithsonian Institution, San Diego Unified School District and MIT to name a few. MDI has received numerous industry awards for their security technology including Frost & Sullivan's Security System Technology Leadership Award and the Security Industry Association's Best Integrated Product Award for 2006. For more information on MDI or its diversified line of products and professional services, please visit www.mdisecure.com.

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Forward-Looking and Cautionary Statements

Except for historical information and discussions contained herein, certain statements included in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this document, other than statements of historical fact, that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "expect" and other words of similar meaning. Investors should not rely on forward-looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company's expectation. Additional information concerning risk factors is contained from time to time in the Company's SEC filings. The Company expressly disclaims any obligation to update the information contained in this release.

CONTACT:  MDI, Inc.

          Investor Contact:

          Lori Jones

          210-404-9551

          www.mdisecure.com